ANDREAS P. DEMEIRIADES & ASSOCIATES
                         ADVOCATES AND LEGAL CONSULTANTS


--------------------------------------------------------------------------------
P.O. Box 4533 * Nicosia *Cyprus * Telephone 00357 2 420809 * Fax 00357 2 420772
                                                 E-MAIL:ademlaw@spidernet.com.cy


November 16, 1998


MILLENIUM SEACARRIERS INC.
OAKMONT SHIPPING & TRADING LIMITED
MILLENIUM II, INC.
RAPID OCEAN CARRIERS INC.
MILLENIUM III, INC.
IVY NAVIGATION INC.
MILLENIUM IV, INC.
TOPSCALE SHIPPING COMPANY LIMITED
MILLENIUM V, INC.
CONIFER SHIPPING COMPANY LIMITED
MILLENIUM VI, INC.
MILLENIUM ALEKSANDER, INC.
MILLENIUM VII, INC.
MILLENIUM ELMAR, INC.
MILLENIUM YAMA, INC.
MILLENIUM AMETHYST, INC.
MILLENIUM MAJESTIC, INC.


Dear Sirs,


We have acted as Counsel to TOPSCALE SHIPPING COMPANY LIMITED and CONIFER SHIPPING COMPANY LIMITED ( collectively, the "Cypriot Subsidiary Guarantors" ) in connection with the issuance by MILLENIUM SEACARRIERS INC. a cayman Islands Company ("MILLENIUM SEACARRIERS") of the Units ("the Units") consisting of First Priority Ship Mortgage Notes Due 2005 and warrants (a "warrant") to purchase 500000 shares of Millenium Seacarriers Common Stock (respectively the "Offered Securities"). The Offered securities are being issued pursuant to the Indenture, dated as of July 15, 1998 ("the Indenture"), among MILLENIUM SEACARRIERS, the Cypriot Subsidiary Guarantors listed therein, the other Subsidiary Guarantors listed therein and The First National Bank of Maryland, as Indenture Trustee ( the "Indenture Trustee").

Concurrently, with the completion of the offering, MILLENIUM SEACARRIERS will deposit with The First National Bank of Maryland, as

RE:  MILLENIUM SEACARRIERS
--------------------------

Escrow Agent ("the Escrow Agent"), a portion of the proceeds of the offering pursuant to the Escrow and Pledge Agreement, dated as of July 15, 1998 ("the Escrow Agreement") between MILLENIUM SEACARRIERS and the Escrow Agent.

The proceeds from the sale of the Offered Securities (including any amounts on deposit with the Escrow Agent),after paying certain fees and expenses, will be used to satisfy the Mortgages on the Existing Vessels, purchase the Committed Vessels, and to purchase the Additional Vessels (as such terms are defined in the Indenture).

Pursuant to a Management Agreement, dated as of July 1, 1998 ("the Management Agreement") among MILLENIUM MANAGEMENT INC. ("MILLENIUM MANAGEMENT"),MILLENIUM SEACARRIERS and the Signatories thereto, MILLENIUM MANAGEMENT has agreed to provide vessel management services to the Cypriot Subsidiary Guarantors and the other subsidiary Guarantors.

Pursuant to a Sub - Management Agreement, dated as of July 1, 1998 ( the "Sub - Management Agreement") among MILLENIUM MANAGEMENT and KYLCO MARITIME LIMITED (KYLCO GREECE") and KYLCO MARITIME (U.S.A.) INC. ("KYLCO U.S.A."); collectively with KYLCO, GREECE, ("KYLCO"), MILLENIUM MANAGEMENT has sub - contracted the vessel management to KYLCO.

The Offering document means the "Offering Circular, relating to the issuance of the Units dated July 20th, 1998".

Security Documents in this opinion mean:

1. The Indenture
2. The Collateral Agency Agreement
3. The Escrow Agreement
4. The Mortgages and the Deed of Covenants
5. The Assignments of Insurance.
6. The Working Capital Guarantee

Words and expressions used in this opinion, unless the contrary is stated herein shall bear the same meaning ascribed to them in the Purchase Agreement.

We have read the records of TOPSCALE SHIPPING COMPANY LIMITED and CONIFER SHIPPING COMPANY LIMITED and have made all such

RE:  MILLENIUM SEACARRIERS
--------------------------

searches and investigations as we have deemed relevant to prepare the following Legal Opinion.

We have assumed due compliance with all matters of and validity and enforceability under such laws as govern any of the aforesaid documents, other than the Cyprus Law.

Based upon and subject to the foregoing and having regard to the legal consideration which we deem relevant, we are of the opinion that in so far as Cyprus Law is concerned:

1. TOPSCALE SHIPPING COMPANY LIMITED is a Company duly organized and validly existing and in good standing under the Laws of Cyprus and has full power authority and legal right to enter into and observe and perform the terms and obligations on its part to be observed and performed in the Agreements and has taken all corporate action necessary to own its property and to conduct its business as described in the Offering Circular.

2. CONIFER SHIPPING COMPANY LIMITED is a Company duly organized and validly existing and in good standing under the Laws of Cyprus and has full power authority and legal right to enter into and observe and perform the terms and obligations on its part to be observed and performed in the Agreements and has taken all corporate action necessary to own its property and to conduct its business as described in the Offering Circular

3. The Cypriot Flag Vessel " CLIPPER PACIFIC " is owned by TOPSCALE SHIPPING COMPANY LIMITED and she is duly registered in her entirety in the name of the said Company in the Registry of Cyprus Ships under the Laws of the Republic of Cyprus under certificate of Cyprus Registry.

4. The Cypriot Flag Vessel " CLIPPER ATLANTIC " is owned by CONIFER SHIPPING COMPANY LIMITED and she is duly registered in her entirety in the name of the said Company in the Registry of Cyprus Ships under the Laws of the Republic of Cyprus under certificate of Cyprus Registry. The " CLIPPER PACIFIC " and " CLIPPER ATLANTIC " are hereinafter referred to as the " Cypriot Mortgaged Vessels ".

5. All Fees and taxes payable under the Laws of the Republic of Cyprus in connection with the registration of the Cypriot Mortgage Vessels and the registration of the existing Mortgages and Assignment under the said Laws have

6. The authorized capital stock of the Cypriot Subsidiary Guarantors conforms as to legal matters to the description thereof contained in the Offering Circular.

RE:  MILLENIUM SEACARRIERS
--------------------------


7. All the issued shares of the capital stock of each of the Cypriot Subsidiary Guarantors have been duly authorized and validly issued and, assuming issuance against payment thereof, are fully paid and nonassessable and registered in the name of MILLENIUM SEACARRIERS.

8. Each of the Indenture, the Guarantee Agreement, the Collateral Agency Agreement, the Insurance Assignments, Purchase Agreement and the Cypriot Mortgages has been authorized, executed and delivered by the Cypriot Subsidiary Guarantors.

9. Each of the Cypriot Subsidiary Guarantors is the registered owner of the Cypriot Mortgaged Vessel listed opposite its name in the Offering Document and in paragraphs 3 and 4 above, free and clear of any Liens ( as such term is defined in the Indenture and except as permitted by the Indenture ) of record, except for the lien of the related Cypriot Mortgage.

10. Each Cypriot Charter, if applicable, has been duly authorized, executed and delivered by the applicable Cypriot Subsidiary Guarantors.

11. There is no tax, levy, impost, deduction, charge or withholding imposed by Cyprus or any political subdivision or taxing authority thereof or therein either ( a ) on or by virtue of the execution, or delivery or performance or continued validity of any Security Document or any other document referred to therein or to be furnished thereunder ( including the Offered Securities ) or ( b ) on any payment to be made by MILLENIUM SEACARRIERS or any Subsidiary Guarantor pursuant to the Offered Securities or any Security Document. All filing, registration and recording fees required under the laws of Cyprus in connection with any Security Document or other fees necessary to assure the validity, effectiveness and priority of any Liens, charges and encumbrances created thereby have been paid.

12. Insofar as any matter of Cypriot Law is addressed therein, the statements made in the Offering Document under " Risk Factors - Enforcement of Mortgages ", " Description of the Notes - Guarantees " " The Mortgages " and " Certain Foreign Tax Considerations - Cypriot Tax Considerations ", to the extent that they constitute matters of law or legal conclusions, fairly present the information disclosed therein in all material respects.

13.No consent, approval, authorization or order of or filing with, any governmental authority or regulatory body or court of Cyprus is required for the execution, delivery and performance of the Security Documents by the respective parties thereto, and no such consent approval, authorization or order of or filing is required for the exercise

RE:  MILLENIUM SEACARRIERS

by the Trustee, the Collateral Agent or the Escrow Agent of the rights and remedies granted to it under any of the Security Documents, except for the filing and registration of the Cypriot Mortgages.

14.The execution delivery and performance of the Security Documents and this Agreement and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court of Cyprus having jurisdiction over the Cypriot Subsidiary Guarantors or any of their respective properties, or any agreement or instrument to which any of the Cypriot Subsidiary Guarantors is a party or by which any of the Cypriot Subsidiary Guarantors is bound or to which any of the properties of the Cypriot Subsidiary Guarantors is subject, or the Charter or by - laws ( or other organizational documents ) of the Cypriot Subsidiary Guarantors.

15. Upon the recording of the each of Mortgage at the Cypriot consulate in New York City, U.S.A. with respect to a Cypriot Mortgaged Vessel at the Closing Date, each of the Mortgages will create the first preferred Mortgage Lien covering the related Cypriot Mortgaged Vessel which it purports to create, with such Mortgage being the only preferred Mortgage lien on the related Cypriot Mortgaged Vessel.

16. The security interests created by the Security Documents do not require any action to be taken under or pursuant to the Laws of Cyprus in order to create or perfect such security interests or to permit the Trustee, the Collateral Agent or the Escrow Agent as the case may be, to enforce its rights under the Security Document creating the same, other than ( a ) the delivery by MILLENIUM SEACARRIERS of the stock certificates of each of the Subsidiary Guarantor to the Trustee at the Closing ( b ) due and timely notice of the assignments of earnings to charterers and third parties and ( c ) due and timely notice of each of the assignments of Insurance Assignments to underwriters and third parties, as well as the consent of such underwriters or such third parties where the terms of insurance policies, other insurance documents or provisions of applicable law so require.

17. The choice of New York law to govern the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Escrow Agreement, the Collateral Agency Agreement, the Insurance Assignments and the Offered Securities constitutes a valid choice of law insofar as the law of Cyprus is concerned. The submission by MILLENIUM SEACARRIERS and the Subsidiary Guarantors to the non - exclusive jurisdiction of any federal or state court in the Borough of Manhattan, the City of New York ( " a New York court " ) is a valid submission insofar as the law of Cyprus is concerned.

RE:  MILLENIUM SEACARRIERS


18. In a suit on the merits brought before a Cypriot Court, a Cypriot Court will respect and enforce the Agreement of the parties as to judgement in foreign currency or the equivalent in Cyprus Pounds.

19. A judgement granted by a foreign court against MILLENIUM SEACARRIERS or a Subsidiary Guarantor may be enforced in Cyprus without a retrial on the merits of the matter.

20. None of MILLENIUM SEACARRIERS or the Subsidiary Guarantors nor any of their respective properties has any immunity from jurisdiction of any court or from any legal process under the laws of Cyprus.

21. The Cypriot Mortgages conform in all material respects to the description thereof in the Offering Document.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus in the form and context in which the same appears.

We are practicing in Cyprus and do not purport to be experts on the Laws of any other Jurisdiction and therefore we express no opinion as the Laws of any other Jurisdiction.

Kind Regards,
Sincerely Yours,


/s/ Andreas P. Demetriades

ANDREAS P. DEMETRIADES
ADVOCATE
LLB (HONS)




          Chambers: Mabella Court, 8 Acropolis Avenue, Nicosia, Cyprus.
    -------------------------------------------------------------------------
     A list of associates names is open to inspection at the above address.